                                                                    Exhibit 99.2



                           TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of consolidated individual cases smoking and health class actions, health care cost recovery actions, Lights/Ultra Lights and asbestos contribution actions currently scheduled for trial through 2002 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.

Case (Jurisdiction)                       Type of Action                     Trial Date
-------------------                       --------------                     ----------
Scott, et al. v. The American             Smoking and Health Class Action    June 18, 2001
Tobacco Company, et al.
(Louisiana)

Owens Corning, et al.                     Asbestos Contribution              June 18, 2001
v. R.J. Reynolds Tobacco
Company, et al.
(Mississippi)

In Re Tobacco Litigation                  Smoking and Health Class Action    September 5, 2001
(Medical Monitoring Cases)
(West Virginia)

Republic of the Marshall                  Health Care Cost Recovery Action   September 10, 2001
Islands v.  The American Tobacco
Company, et al.
(Marshall Islands)


In Re Tobacco Litigation                  Consolidated Individual            March 2002
(Individual Personal Injury cases)        Smoking and Health Cases
(West Virginia)

Devin Daniels, et al. v.                  Smoking and Health Class Action    May 14, 2002
Philip Morris Companies Inc., et al.
(California)

Miles, et al. v. Philip Morris            Lights/Ultra Lights Class Action   May 2002
Incorporated, et al.
(Illinois)

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
                                                                    Exhibit 99.2



Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in some cases, the Company that are currently scheduled for trial through the end of the year 2002.

2001               2002
----               ----
June (1)          January (3)
July (2)          February (6)
August (2)        April (3)
September (3)     May (3)
October (1)       June (2)
November (1)      July (1)
December (1)


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